Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (333-219290) pertaining to the 2015 Equity Incentive Plan and the 2017 Employee Stock Purchase Plan of Akcea Therapeutics, Inc. of our report dated February 28, 2018, with respect to the consolidated financial statements of Akcea Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ ERNST & YOUNG LLP
San Diego, California
February 28, 2018